PROXY

AeroCentury Corp.
1440 Chapin Avenue, Suite 310
Burlingame, California 94010
This Proxy is Solicited on Behalf of the Board of Directors.
The undersigned hereby appoints Christopher B. Tigno and Neal D. Crispin, as Proxies, with full power of substitution, and hereby authorizesthem to represent and to vote, as designated below, all of the shares of Common Stock of AeroCentury Corp. held of record by the undersigned on March 2, 2009, at the 2009 Annual Meeting of Stockholders of the Company to be held on April 30, 2009, or at any adjournment or postponement thereof.

1. ELECTION OF DIRECTOR    ☐  FOR the nominee listed below:        ☐ Withhold Authority for the Nominee Listed Below:

                                    Thomas W. Orr

2. PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP as independent auditors for the Company for the fiscal year ending December 31, 2009.

        ☐  FOR                 ☐ AGAINST                 ☐ ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS NO. 1 AND 2PLEASE TURN OVER, DATE AND SIGN REVERSE SIDE.
PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE,
THEN THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND
FOR PROPOSAL NO. 2 .

Please sign exactly as your name appears on the attached label. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

SIGNATURES (below)

___________________________________________ Title (if any) ______________________ Date______________

___________________________________________ Title (if any)_______________________ Date_______________
(Second Signature, if held jointly)

Change of address (if applicable):  ___________________________________________